EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company's previously filed Registration Statement on Form S-8 (File no. 1-10185).




San Antonio, Texas
February 27, 1996